UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 3, 2007

Internap Network Services Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27265	91-2145721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On August 3, 2007, Dr. Eugene Eidenberg, the Chairman of the Board of Directors of Internap Network Services Corporation (“Internap”), exercised 40,000 options, which were due to expire in March of 2008, at an exercise price of $0.30 per share (the “Options”). Dr. Eidenberg then transferred the resulting shares of Internap common stock (the “Option Shares”) to a grantor retained annuity trust (the “GRAT”) of which he is the trustee. Dr. Eidenberg also transferred 45,791 shares of Internap common stock (the “Shares”) to the GRAT. Dr. Eidenberg created the GRAT and transferred the Option Shares and the Shares as part of his overall estate plan. Dr. Eidenberg filed a Form 4 with the Securities and Exchange Commission on August 3, 2007 to reflect the exercise of the Options.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION
Date: August 3, 2007

By: /s/ David A. Buckel
David A. Buckel, Chief Financial Officer